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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2001

SUPERCONDUCTOR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076

(State of Other Jurisdiction	(Commission	(IRS Employer

of Incorporation)	File Number)	Identification No.)

460 Ward Drive, Santa Barbara, CA		93111

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 690-4500

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Item 5. Other Events.
SIGNATURES
Superconductor Technologies Exhibit 99

Item 5. Other Events.

     On July 17, 2001, ISCO International, Inc. (“ISCO”) filed a complaint in the United District Court for the District of Delaware against Superconductor Technologies Inc. (the “Company”) and Conductus, Inc. alleging that Conductus’s ClearSite product and the Company’s SuperFilter product infringe ISCO’s U.S. Patent No. 6,263,215, entitled “Cryoelectronically Cooled Receiver Front End for Mobile Radio Systems” which was issued on July 17, 2001.

     On August 23, 2001, the Company issued a press release announcing the filing of an Answer and Counterclaim to ISCO’s lawsuit. A copy of the press release is attached as Exhibit 99 hereto and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERCONDUCTOR TECHNOLOGIES INC

Date:	August 23, 2001	By:	/s/ Martin S. McDermut

Martin S. McDermut Vice President, Finance and Administration, Chief Financial Officer

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